CERTIFICATE

Certificate No: 1

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

GLOBAL INNOVATIVE SYSTEMS INC.

(Incorporated in the State of Nevada, United States of America with limited liability)

FIFTEEN (15) US$100,000 10 PER CENT. REDEEMABLE CONVERTIBLE NOTES
DUE ON 31 December, 2009

Issued in accordance with the Articles of Incorporation and Bylaws of Global Innovative Systems Inc. (the "**Company**") and pursuant to a resolution duly passed by the Board of Directors of the Company on 16 January, 2007.

THIS IS TO CERTIFY that LP Asset Management Limited whose registered office is situated at 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands is the registered holder (the "**Noteholder**") of the above-mentioned Redeemable Convertible Notes (the "**Notes**"). The Notes are issued with the benefit of and subject to the terms and conditions attached hereto (the "**Conditions**") which shall form an integral part of this certificate of the Notes (the "**Certificate**").

This Certificate represents Notes of the Company with an aggregate principal amount of US$1,500,000, due on 31 December, 2009 (unless otherwise redeemed or converted in accordance with the Conditions).

Executed as a deed poll by the undersigned this 23rd day of January, 2007.

SIGNED, SEALED AND DELIVERED by Bondy Tan as attorney for Global Innovative Systems Inc. under power of attorney dated 23 January, 2007 in the presence of:)

Sip Ka Chung
Solicitor, Hong Kong SAR
Mallesons Stephen Jaques

....
Signature of witness

....
Name of witness

....
By executing this deed poll the attorney states that the attorney has received no notice of revocation of the power of attorney

Note:

This Certificate must be delivered to the company secretary of the Company for cancellation and reissue of an appropriate certificate in the event of any transfer of the Notes. The Notes are only transferable in accordance with the Conditions.

TERMS AND CONDITIONS OF THE NOTES

The Notes shall be held subject to and with the benefit of the terms and conditions set out below and such terms and conditions shall be binding on the Noteholder and the Company. In this Certificate, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

"Approved Debt"	the convertible notes issued by the Company pursuant to: (a) a subscription agreement dated 18 January 2007 between the Company, certain other holders of shares in the Company and Full Moon Resources Limited pursuant to which Full Moon Resources Limited may subscribe for convertible notes issued by the Company with an aggregate principal amount of up to US$3,000,000; and (b) a subscription agreement dated 18 January 2007 between the Company, certain other holders of shares in the Company and Investec Bank (UK) Limited pursuant to which Investec Bank (UK) Limited may subscribe for convertible notes issued by the Company with an aggregate principal amount of up to US$10,500,000;
"Approved Investment Bank"	an investment bank of repute in Hong Kong approved by the Majority Noteholder for the purpose of providing a specific opinion or calculation or determination of any matters referred to in Condition 6;.
"Business Day"	a day (other than a Saturday or a Sunday) on which commercial banks are open for business in Hong Kong and New York City;
"Certificate"	the certificate issued by the Company in respect of the Notes held by a particular Noteholder;
"Company"	Global Innovative Systems Inc., a company incorporated in the State of Nevada, US, with limited liability, the Shares of which are

quoted on OTCBB;

"Conditions"	the terms and conditions attached to or endorsed on this Certificate and **"Condition"** refers to the relevant Condition;
"Conversion Date"	the date on which the Conversion Rights are exercised in accordance with these Conditions, being the date on which a Conversion Notice together with the Certificate are deposited with the Company in accordance with Condition 5;
"Conversion Notice"	a notice substantially in the form set out in Schedule 1, served by the Noteholder upon the exercise of the Conversion Rights;
"Conversion Period"	the period commencing from and including the Issue Date to but excluding the Maturity Date;
"Conversion Price"	the subscription price at which each Conversion Share shall be issued, being initially set at US$0.55 per Share, subject to adjustment in the manner provided in Condition 6;
"Conversion Rights"	the rights under each Note to convert the principal amount of the Notes into Shares pursuant to Condition 4;
"Conversion Shares"	the Shares to be issued to the Noteholder(s) (or such other person(s) as the Noteholder(s) may direct) by the Company upon conversion of the Notes (whether upon exercise by the Noteholder of the Conversion Rights, or otherwise pursuant to these Conditions);
"Directors"	the directors of the Company;
"Final Redemption Amount"	in respect of each Note, means an amount in US$ calculated as follows:

Final Redemption Amount $=PV(1 + i)^n$

Where:

PV = Principal amount of each Note

i = *35%*
n = *number of years after the Issue Date*

"Group"	the Company and its Subsidiaries for the time being;
"Hong Kong"	the Hong Kong Special Administrative Region of the People's Republic of China;
"Issue Date"	the date of issue of the Notes, being the 22 January, 2007;
"Majority Noteholder"	a Noteholder (or, collectively, Noteholders) who for the time being holds (or together hold) Notes or Approved Debt representing more than one-half of the aggregate outstanding principal amount of the Notes and the Approved Debt at the relevant time;
"Maturity Date"	31 December 2009, provided that if such day is not a Business Day, the immediately succeeding Business Day;
"Notes"	redeemable convertible loan notes in the aggregate principal amount of US$1,500,000 issued by the Company divided into 15 Notes with a denomination of US$100,000 each, with the benefit of and subject to the provisions of these Conditions, and "Note" means any of such Notes which is for the time being outstanding;
"Noteholder"	the person who is for the time being the holder of a Note;
"OTCBB"	the OTC Bulletin Board regulated by National Association of Securities Dealers, Inc.;
"Register"	the register of Noteholders which the Company will procure to be kept under Condition 1(E);
"Shares"	ordinary shares of par value US$0.001 each in the share capital of the Company (or shares of any other nominal amount comprising the ordinary share capital of the Company for the time being);
"Relevant Exchange"	any of the Growth Enterprises Market of The

	Stock Exchange of Hong Kong Limited, London Stock Exchange AIM, or any other international stock exchange approved by the Noteholders;
"Subsidiary"	any company or other business entity of which the Company owns or controls (either directly or indirectly) 50% or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity (whether or not capital sock or other ownership of any other class of classes shall or might have a voting power upon the occurrence of any contingency), and a company or other business entity which, within the meaning of this paragraph, is a subsidiary of such a company.
"Transfer Form"	the form of transfer substantially in the form set out in Schedule 2;
"US"	the United States of America;
"US$"	the lawful currency of US; and
"%"	per cent.

In these Conditions, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender include all genders; references to this Certificate or in the Notes to any document shall be construed as references to such documents as the same may be amended or supplemented from time to time; and Condition headings are inserted for reference only and shall be ignored in construing these Conditions.

1. Status, form, transfer and title

(A) The obligations of the Company arising under the Notes constitute general, direct, unsubordinated, unconditional unsecured obligations of the Company and rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Company, except as may be required by mandatory provisions of applicable law. No application will be made for a listing of the Notes.

(B) The Notes will be issued in registered form with a denomination of US$100,000 each. A Certificate will be issued to each Noteholder in respect of its registered holding of the Notes. Each Note and each Certificate will be serially numbered with an identifying number which will be recorded on the relevant Certificate and in the Register.

(C) Subject to all applicable laws and regulations, each Note may be transferred at any time before the Maturity Date by completion of the Transfer Form and lodging the same with the company secretary of the Company. Registration of transfer of the Notes will be effected within two (2) Business Days after the duly completed Transfer Form, accompanied by the Certificate for the Notes which are to be transferred, has been submitted to the Company in accordance with this Condition and the Company will issue a new Certificate to the transferee immediately upon such registration taking effect.

(D) Registration of transfers of the Notes will be effected without charge to the Noteholder by or on behalf of the Company, but only upon prior payment in respect of any tax or other governmental charges which may be imposed in relation thereto.

(E) The Company shall cause to be kept at its principal executive offices at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Kowloon, Hong Kong the Register recording the name and address of the Noteholders and the particulars of the Notes and all transfer(s) of the Notes.

(F) No transfer of title to the Notes will be effective unless and until entered on the Register. Title to the Notes passes only by registration in the Register. The holder of the Notes will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

(G) Each inscription in the Register in respect of a Note constitutes:

(a) sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed, is the registered owner of the Note to which the inscription relates;

(b) for the benefit of the person whose name is so inscribed, a separate and individual acknowledgment by the Company of its indebtedness to that person and of the vesting in such person of all rights vested in a Noteholder by a Certificate; and

(c) an unconditional and irrevocable undertaking and promise by the Company to the person whose name is so inscribed that, for value received, the Company will make all payments due in respect of the Note in accordance with these Conditions.

2. Interest

(A) Each Note bears a fixed rate interest from (and including) the Issue Date at the rate of 10% per annum (calculated on a 360-day year) on the principal amount of the Note outstanding from time to time which, subject as provided herein, will be payable quarterly in arrears commencing on the date falling three (3)

months from the Issue Date and thereafter on the last day of each successive three (3) months' period. Interest accrues daily and will be calculated if payable for a period of less than three (3) months, by dividing the number of days elapsed since the previous interest payment date by 360.

(B) If, in respect of any calendar year during the term of the Note, the aggregate dividends payable on each Share in respect of that calendar year ("**Annual Dividend**") exceed 10% of the Conversion Price, the Company shall pay an interest amount to the Noteholder calculated as follows:

Annual Dividend - 10% of the Conversation Price

on the first quarterly interest payment date after the end of the relevant calendar year.

(C) Interest at the rate of 15% per annum will accrue in respect of any overdue amount due to the Noteholder under the Notes. Such interest is payable on demand made by the Noteholder.

3. <u>Redemption and payments</u>

(A) Period

Unless previously converted or redeemed, the Notes will be redeemed at the Final Redemption Amount together with all interest accrued thereon by the Company on the Maturity Date.

(B) Subject as hereinafter provided:

(i) payment of the Final Redemption Amount will be made on the Maturity Date by way of cheque ready for collection drawn in favour of the Noteholder at the principal place of business of the Company in Hong Kong/ by immediately transferable funds to an account nominated by the Noteholder (or in such other manner as agreed between the Company and the Noteholder); and

(ii) payment of interest in respect of the Notes will be made:

(a) quarterly commencing on the date falling three (3) months from the Issue Date and thereafter on the last day of each successive three (3) months' period by way of cheque ready for collection by the Noteholder on the due dates at the principal place of business of the Company in Hong Kong/ by immediately transferable funds to an account nominated by the Noteholder; and

(b) in respect of interest accrued on the whole or the relevant part of the principal amount of any Notes converted by the Noteholder, on, and for the period but excluding, the day on which the certificates for the relevant Conversion Shares are

delivered to the Noteholder pursuant to Condition 5(A) by way of cheque sent together with such Conversion Shares.

(C) If the due date for payment of any amount in respect of the Notes is not a Business Day, the Noteholder will be entitled to payment on the next following Business Day at the principal place of business of the Company in Hong Kong in the same manner as described in Condition 3(B) above. For the avoidance of doubt, the Noteholder will not be entitled to any further interest or other payment in respect of any such delay.

4. **Conversion Right**

(A) Each Noteholder has the right to convert the whole or any part representing US$100,000 or an integral multiple thereof of the outstanding principal amount of the Notes into Conversion Shares (credited as fully paid) at the Conversion Price at any time during the Conversion Period in accordance with this Condition 4.

(B) The number of Conversion Shares to be issued on conversion of each Note will be determined by dividing the principal amount of the Note by the Conversion Price in effect on the Conversion Date.

If more than one Note shall be deposited for conversion at any one time by the same Noteholder, the number of Conversion Shares to be issued upon conversion thereof will be calculated on the basis of the aggregate principal amount of the Notes so deposited.

On conversion of the whole or the relevant part of the principal amount of the Notes into Shares, the right of the relevant Noteholder to repayment of the Notes being converted shall be extinguished and released to the extent is converted and, in the case of the conversion of the entire principal amount thereof, the Notes shall be cancelled after the Company shall have satisfied all its obligations in respect of the delivery of the Conversion Shares and any accrued interest due under the Notes.

(C) Fractions of Shares will not be issued on conversion. Where any calculation or adjustment under these Conditions produces a fraction of a Share, the fraction must be eliminated by rounding down to the nearest whole number.

(D) The Conversion Shares issued shall rank *pari passu* with all other existing Shares outstanding as at the date of the Conversion Notice. With respect to the Conversion Shares, the Noteholders are entitled to all dividends and other distributions the record date of which falls on a date on or after the Conversion Date.

(E) The Conversion Rights may, subject as provided herein, be exercised at any time during the Conversion Period by the Noteholder delivering to the principal place of business of the Company in Hong Kong a Conversion Notice requiring the Company to convert the Notes specified in such Conversion Notice together with the original of the Certificate in respect of the

Notes to be converted.

(F) The Company shall be responsible for payment of all taxes and stamp, issue and registration duties (if any) and levies and charges imposed or arising on conversion of the Notes.

5 Conversion Procedure

(A) Upon receipt of a valid Conversion Notice in accordance with Condition 4(E), Shares shall be allotted and issued by the Company to the Noteholder or such other person(s) as it may direct, and the name of the Noteholder (or the name(s) of such other person(s) as it may direct) shall be entered into the Register, within seven (7) Business Days after, and with effect from, the Conversion Date and certificates for the Conversion Shares following the exercise of the Noteholder's Conversion Rights shall, to the extent possible, be issued in board lots of the Shares being traded on OTCBB and, if applicable, the Relevant Exchange (with the balance represented by a single certificate) and be delivered to the Noteholder within the said time (together, in the case of conversion in part only, with the Certificate duly endorsed by the Company).

(B) If the Company shall default in making payment in full in respect of the Notes on the Maturity Date or, in respect of any Notes which shall have been called for redemption on the date fixed for the redemption thereof, the Conversion Rights attaching to the Notes will continue to be exercisable up to and including the close of business on the date upon which the full amount of the moneys payable in respect of the Notes has been paid by the Company.

(C) Notwithstanding the foregoing, if a Conversion Date would otherwise fall on a day during a period in which the Register is closed for the purpose of establishing entitlements to any dividend or other rights attaching to the Shares (a "**Book Closure Period**"), such Conversion Date shall be postponed to the first Business Day after the expiry of such Book Closure Period.

6. Conversion Price Adjustment

(A) Subject as hereinafter provided, the Conversion Price shall from time to time be adjusted in accordance with this Condition 6, provided that the Conversion Price shall not be reduced below the par value of the Conversion Shares as a result of any adjustment under this Condition 6 unless under applicable law then in effect, the Notes may be converted at such reduced Conversion Price into legally issued, fully-paid and non-assessable Shares.

(B) Adjustment Event

If an Adjustment Event (as defined below) occurs in respect of a Share, the Company must appoint an Approved Investment Bank to determine if such Adjustment Event has a diluting or concentrative effect on the theoretical value of that Share and, if so request:

(i) the Approved Investment Bank to determine the corresponding adjustment(s), if any, that should be made to the Conversion Price and all other necessary calculations or the Conditions, as the case may be, as the Approved Investment Bank determines appropriate:

(a) to account solely for the effect of such Adjustment Event; and

(b) to preserve the financial position of the Noteholder; and

(ii) determines the effective date(s) of the adjustment(s) in respect of such Adjustment Event.

For the purpose of this Condition 6(B), an "**Adjustment Event**" means any of the following events:

(i) a subdivision, consolidation or reclassification of the Shares, or a free distribution or dividend of any Shares to the existing holders of the Shares by way of bonus, capitalisation or similar issue;

(ii) a distribution, issue or dividend to existing holders of the Shares of:

(a) such Shares; or

(b) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of the Shares; or

(c) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Company as a result of a spin-off or other similar transaction; or

(d) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price of the Shares as determined by the Approved Investment Bank;

(iii) a declaration of an extraordinary dividend in respect of the relevant Shares as determined by the Approved Investment Bank;

(iv) a call by the Company in respect of such Shares that are not fully paid;

(v) a repurchase by the Company or any of its Subsidiaries of the Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi) an event that results in any shareholders rights being distributed or becoming separated from shares of common stock or other shares of

the capital stock of the Company under a shareholder rights plan or arrangement directed against hostile takeovers that providers upon the occurrence of certain event for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Approved Investment Bank, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(vii) any other event that may have a diluting or concentrative effect on the theoretical value of the Shares.

The Notes shall be deemed to be amended in accordance with any determination of the Approved Investment Bank under this Condition 6(B) and the Company must, as soon as practicable after such determination, issue a revised Certificate that is consistent with such determination.

(C) March 2008 Profit Adjustment

If the Average 2007/2008 Profit (as defined below) is below US$7 million, the Conversion Price will be adjusted downward with effect from 1 July 2008 ("**Reset Date**") in accordance with the following formula:

$$\text{Adjusted Conversion Price} = \text{Existing Conversion Price} \times \frac{\text{Average 2007/2008 Profit}}{\text{US\$7,000,000}}$$

Where "**Average 2007/2008 Profit**" =

(The consolidated after-tax net profit but before extraordinary gains of the Group as shown in the audited financial statements of the Group for the year ending 31 March 2007 + the consolidated after-tax net profit but before extraordinary gains of the Group as shown in the audited financial statements of the Group for the year ending 31 March 2008) ÷ 2

For the avoidance of doubt, there will be no adjustment to the Conversion Price if the Average 2007/2008 Profit is at or above US$7,000,000 nor will any adjustment take into account any extraordinary gains.

(D) Any adjustment to the Conversion Price shall be made to the nearest 2 decimal places of US$ so that any amount less than US$0.005 shall be rounded down and any amount of US$0.005 or more shall be rounded up and in no event shall any adjustment (otherwise than upon the consolidation of Shares into Shares of a larger nominal amount) involve an increase in the Conversion Price. In addition to any determination which may be made by the Directors, every adjustment to the Conversion Price shall be certified either (at the option of the Noteholder) by the auditors of the Company for the time being or by an Approved Investment Bank.

(E) If the Company or any Subsidiary shall in any way modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to

acquire, Shares, the Company shall appoint either an Approved Investment Bank or the Company's auditors to consider whether any adjustment to the Conversion Price is appropriate (and if such approved investment bank or the Company's auditors shall certify that any such adjustment is appropriate, the Conversion Price shall be adjusted accordingly and the provisions of Condition 6(G) shall apply).

(F) Notwithstanding the provisions of Conditions 6(A) and 6(B), in any circumstances where the Directors shall consider that an adjustment to the Conversion Price provided for under the said provisions should not be made or should be calculated on a different basis or that an adjustment to the Conversion Price should be made notwithstanding that no such adjustment is required under the said provisions or that an adjustment should take effect on a different date or with a different time from that provided for under the provisions, the Company may appoint an Approved Investment Bank or the Company's auditors to consider whether for any reason whatever the adjustment to be made (or the absence of adjustment) would or might not fairly and appropriately reflect the relative interests of the persons affected thereby and, if such Approved Investment Bank or the Company's auditors shall consider this to be the case, the adjustment shall be modified or nullified or an adjustment made instead of no adjustment in such manner including without limitation, making an adjustment calculated on a different basis and/or the adjustment shall take effect from such other date and/or time as shall be certified by such Approved Investment Bank or the Company's auditors to be in its opinion appropriate.

(G) Whenever the Conversion Price is adjusted in accordance with this Condition 6, the Company must give notice to the Noteholder that the Conversion Price has been adjusted (setting forth the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof) and shall at all times thereafter so long as any Notes remain outstanding make available for inspection at its principal place of business in Hong Kong a signed copy of the said certificate of the Company's auditors or (as the case may be) of the relevant Approved Investment Bank and a certificate signed by a director of the Company setting forth brief particulars of the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof and shall, on request, send a copy thereof to the Noteholder.

7. <u>Protection of the Noteholders</u>

(A) So long as any Notes are outstanding, and subject to approvals by Special Resolution (as defined in Schedule 3) of the Noteholders:

(i) the Company shall keep available for issue, free from pre-emptive rights, out of its recognized but unissued capital sufficient Shares to satisfy in full the Conversion Rights and all other rights for the time being outstanding of subscription for and conversion into Shares;

(ii) the Company shall not and shall procure each of its Subsidiaries not to give any mortgage, charge or other security to secure bonds, debentures or notes of the Company, a Subsidiary or any other person;

(iii) the Company shall not raise or assume any debt other than the Approved Debt nor will the Company permit or agree to any amendment or modification, or waiver of its rights or obligations under the Approved Debt or the subscription agreement(s) pursuant to which the Approved Debt was issued;

(iv) the Company shall not in any way modify the rights attached to the Shares as a class or attach any special restrictions thereto;

(v) the Company shall not issue or pay up any securities by way of capitalisation of profits or reserves or create or permit to be in issue any equity share capital other than the Conversion Shares or pursuant to the Approved Debt:

(vi) the Company shall procure that:

(a) no securities issued by the Company or any Subsidiary shall be converted into Shares or exchanged for Shares except in accordance with the terms of issue thereof; and

(b) no securities issued by the Company or any Subsidiary without rights to convert into Shares or to be exchanged for Shares shall subsequently be granted such rights;

(c) at no time shall there be in issue Shares of differing nominal values;

(vii) the Company shall not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights it would but be required to issue Shares at a discount to their nominal value;

(ix) if an offer is made to the holders of Shares (or such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or a proportion of the Shares, the Company shall forthwith give notice of such offer to the Noteholder and use all reasonable endeavours to procure that a similar offer is extended in respect of the Notes or in respect of any Shares issued on conversion of the Notes during the period of the offer;

(x) the Company shall not make any distribution in specie to holders of Shares;

(xi) the Company shall not, subject as hereinafter provided, make any reduction or redemption of share capital, share premium account or capital redemption reserve involving the repayment of money to

shareholders (other than to shareholders having the right on a winding-up to a return of capital in priority to the holders of Shares) or reduce any uncalled liability in respect thereof;

(xii) the Company shall use all reasonable endeavours to:

(a) maintain a quotation of all the issued Shares on OTCBB or on a Relevant Exchange;

(b) obtain a listing of the Shares and all the Conversion Shares on a Relevant Exchange by 31 December 2009;

(xiii) as soon as possible and in any event not later than seven (7) Business Days after the announcement of the terms of any issue referred to in Condition 6 (or, if later, as soon as the relevant adjustment thereunder can reasonably be determined), give notice to the Noteholder advising it of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

(xiv) the Company shall comply with and procure the compliance of all conditions imposed by OTCBB or by any other competent authority (in US, Hong Kong or elsewhere) for approval of the issue of the Notes or (if applicable) for the listing of and permission to deal in the Conversion Shares and to ensure the continued compliance thereof.

(B) The Company shall ensure that all Shares issued upon conversion of the Notes will be duly and validly issued, credited as fully paid and registered in the name of the Noteholder or its nominees.

8. Consolidation, amalgamation or merger

In the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Noteholder of such event and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute all such documents and take all such actions as may be necessary or desirable to ensure that the holder of the Notes then outstanding will have the right (during the period in which the Notes shall be convertible) to convert the Notes into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation or merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of the Notes immediately prior to such consolidation, amalgamation or merger, sale or transfer. Such documents will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. This Condition 8 will apply in the

same way to any subsequent consolidations, amalgamations or mergers, sales or transfers.

9. Taxation

(A) All payments of principal, premium (if any) and interest by the Company will be made free and clear of and without any deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the government of the US, Hong Kong or any authority thereof or therein having power to tax or impose such duty, assessments or charges, unless deduction or withholding of such taxes, duty, assessments or charges is compelled by law.

(B) Where such withholding or deduction is in respect of the principal, any premium (if any) and/or interest, the Company will pay such additional amount by way of principal and premium and interest to the extent required so that the net amount received by the Noteholders would be equal to the amounts which would have been receivable in the absence of any such withholding or deduction.

10. Events of default

(A) If any of the following events occurs, the Noteholder may give written notice to the Company that each and every Note held by such Noteholder is, and they shall on the giving of such notice immediately become, due and payable at its principal amount outstanding together with any accrued interest calculated up to and including the date of repayment:

(i) the Company fails to (1) pay the principal or any interest on any Notes when due; or (2) deliver the Conversion Shares as and when such Shares are required to be delivered following conversion of the Notes;

(ii) the Company defaults in performance or observance or compliance with any of its other obligations under the Notes or the subscription agreement pursuant to which the Notes were issued which default is incapable of remedy or, if capable of remedy, is not in the reasonable opinion of the Noteholders and the holders of the Approved Debt comprising the Majority Noteholder remedied within fourteen (14) Business Days after written notice of such default shall have been given to the Company by the Noteholder;

(iii) the Company or any Subsidiary becomes insolvent or is unable to pay its debts as they mature or applies for or consents to or suffers the appointment of any administrator, liquidator or receiver of the Company or any Subsidiary or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or compromise with or for the benefit of its creditors;

(v) a moratorium is agreed or declared in respect of any indebtedness of the Company or any Subsidiary or any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of the Company or any Subsidiary;

(vi) the Shares (as a class) cease to be quoted on OTCBB for a continuous period of fourteen (14) Business Days due to the default of the Company;

(vii) any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger approved in writing by all the Noteholders), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company;

(viii) it becomes unlawful for the Company to perform or comply with its obligations under the Notes;

(ix) an administrator, an encumbrancer or a receiver is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of Company, or the Company shall apply or petition for a winding-up or administration order in respect of itself or ceases or through an official action of its board of directors threaten to ceases to carry on all or a substantial part of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved in advance by all the Noteholders;

(x) a distress, execution or seizure before judgment is levied or enforced upon or sued out against a material part of the property of the Company or any Subsidiary and is not discharged within three days thereof;

(xi) proceedings shall have been initiated against the Company or any Subsidiary under any applicable bankruptcy, reorganization or insolvency law and such proceedings shall not have been discharged or stayed within a period of 21 days;

(xii) proceedings are initiated against the Company or any Subsidiary and are not stayed within 30 days from the actual date of service of such proceedings; or

(xiii) any of the Company or any Subsidiary enters into any agreement, arrangement or commitment in relation to any construction-related projects or business.

(B) The Company will forthwith on becoming aware of any such event as is mentioned in this Condition give notice in writing thereof to the Noteholders. At any time after the Notes become payable the Noteholder may without further notice institute such proceedings as it may think fit to enforce payment of the monies due.

11. Undertakings

The Company undertakes that:

(a) so long as any Notes remain outstanding or any amount is due under or in respect of any Notes, it will issue Shares to Noteholders on exercise of Conversion Rights in accordance with the Conditions and ensure that at all times it has the ability to issue Shares free from pre-emptive rights and any other restrictions relating to the sale, transfer or disposal of Shares such number of Shares as would enable the Conversion Rights and all other rights of subscription and exchange for and conversion into Shares to be satisfied in full, except that such Shares cannot be sold, transferred or disposed of unless pursuant to the registration provisions of the United States Securities Act of 1933 or an exemption therefrom; and

(b) it will send to each Noteholder, at the same time as the same are sent to the holders of Shares, its audited accounts and all other notices, reports and communications despatched by it to the holders of Shares generally; and

(c) it will keep available for issue sufficient share capital to satisfy in full all rights for the time being outstanding of conversion into Shares.

12. Voting

None of the Noteholders will be entitled to attend or vote at any general meetings of the Company by reason only of it being a Noteholder.

13. Experts

In giving any certificates or making any adjustment hereunder, the Company's auditors or (as the case may be) the approved investment bank shall be deemed to be acting as experts and not as arbitrators and, in the absence of manifest error, their decision shall be conclusive and binding on the Company and the Noteholders and all persons claiming through or under them respectively.

14. Noteholders Meetings and Modification and waiver

(A) Noteholders Meetings

Schedule 3 sets out the provisions for convening meetings of Notetholders and holders of Approved Debt to consider any matter affecting the interests of Noteholders and holders of Approved Debt, including the modification by Special Resolution of these Conditions. A Special Resolution duly passed at any such meeting shall be binding on the Noteholders and holders of Approved Debt, whether present or not. In addition, in lieu of such a meeting, a Special Resolution may be passed by a written resolution signed by a majority of Noteholders and holders of Approved Debt who represent at least 75 per cent. of Notes and Approved Debt then outstanding.

(B) Modification and waiver

Any modification by the Company of the Notes (including these Conditions) or any waiver or authorisation of any breach or proposed breach by the Company of the Notes requires Special Resolution unless such modification (i) is made to correct a manifest error or (ii) is of a formal, minor or technical nature which, in the reasonable opinion of the Company, is not materially prejudicial to the interests of the Noteholders or the holders of the Approved Debt. The Company in determining whether or not such modification is materially prejudicial to the interests of the Noteholders or the holders of the Approved Debt may act upon the advice or the opinion of or any information obtained from an expert (at the expense of the Company).

15. <u>Notices</u>

Any notice required or permitted to be given hereunder shall be given in writing by delivering it in the case of the Company to its principal place of business in Hong Kong from time to time and in the case of the Noteholder to such address in Hong Kong as the Noteholder may have notified to the Company in accordance with this Condition 15 and may be given by sending it by hand or in a prepaid envelope by post to such address and such notice shall be deemed to be served at the time of delivery or (as the case may be) 48 hours after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

16. <u>Governing law and jurisdiction</u>

The Notes and the terms of the Notes are governed by and shall be construed in accordance with the law of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

Schedule 1 - Form of Conversion Notice

GLOBAL INNOVATIVE SYSTEMS INC.
(Incorporated in the State of Nevada, United States of America with limited liability)

US$100,000 10 PER CENT. REDEEMABLE CONVERTIBLE NOTES
DUE ON 31 December, 2009

CONVERSION NOTICE

(To be completed in duplicate)

(Please read the notes overleaf before completing this Notice.)

Name: ____________________ Date: ____________________

Address: ____________________

____

____

Signature: ____________________

To: Global Innovative Systems Inc. (the "**Company**")

I/We, being the holder of the Notes (the "**Notes**") specified below, hereby elect to convert the principal amount of such Notes specified below into ordinary shares of the Company ("**Shares**") in accordance with Condition 5 of the Conditions.

1. Total principal amount and certificate number(s) of Notes to be converted:-

   Total principal amount: ____________________

   Certificate number(s) of Notes: ____________________

2. Total number of Shares to be issued:-

   Total principal amount of Notes to be converted ÷ Conversion Price
   = __________

3. Name(s), address(es) and signature(s) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:-

Name: ________________________

Address: ________________________

____

____

Signature: ________________________

4. I/We hereby request that the certificates for the Shares (and, in the case of a partial conversion, the Certificate for the Notes endorsed with the remaining principal amount of the Notes) required to be delivered upon conversion be despatched (at my/our risk and expense) to the person whose name and address is given below and in the manner specified below:-

Name: ________________________

Address: ________________________

____

____

Manner of despatch
(if other than by
ordinary mail): ________________________

Notes:

If any adjustment contemplated by the Conditions is required in respect of a conversion where additional Shares are to be issued, certificates for the additional Shares deliverable pursuant to such adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

For Company's use only:-

1. (A) Note conversion identification reference: ________________

   (B) Conversion Date: ________________________________

2. (A) Aggregate principal amount of Notes: ________________

   (B) Principal amount of the Notes converted: ______________________

(C) Conversion Price on Conversion Date: ____________________

(D) Number of Shares converted: ____________________ (disregard fractions)

(E) Remaining principal amount of Notes after conversion: __________

3. Amount of interest due to converting Noteholder in respect of the principal amount of the Notes which has been converted: ____________________

Notes: The Company must complete items 1, 2 and 3.

Schedule 2 - Transfer Form

TRANSFER FORM

We, ______________________________ of ______________________________

____

(the "**Transferor**") in consideration of the sum of [insert consideration amount] paid to us by ____ of

____

______ (hereinafter called the "**Transferee**") do hereby transfer to the Transferee the sum of US$____________ of the outstanding principal amount ("**Transferred Notes**") of the 10% fixed rate redeemable convertible Notes issued by Global Innovative Systems Inc. on [•], 200[●] and held by the Transferor to hold unto the Transferee, his executors, administrators or assigns, subject to the several conditions upon which we hold the same at the time of execution thereof. We, the Transferee, do hereby agree to take the Transferred Notes subject to the same conditions.

Witness to our hands the [•] day of [•], [•].

Witness to the signature(s) of
[name of Transferor]

Witness's signature ______________________
Name: ______________________
Address: ______________________

______________________ ______________________

Occupation: ______________________ (Transferor)

Witness to the signature(s) of
[name of Transferee]

Witness's signature ______________________
Name: ______________________
Address: ______________________

______________________ ______________________

Occupation: ______________________ (Transferee)

Schedule 3 - Provisions for Meetings of the Noteholders

This Schedule 3 applies to the Notes and the Approved Debt. For the purposes of this Schedule 3, a reference to:

(a) "**Notes**" includes reference to the Approved Debt; and

(b) "**Noteholders**" includes reference to the holders of the Approved Debt.

1. The Company at any time may, and upon a request in writing of the Noteholders holding not less than one-fifth of the aggregate of the aggregate principal amount of the Notes for the time being outstanding shall, convene a meeting of the Noteholders. Every such meeting shall be held at such place as the Directors may approve.

2. At least fourteen days' notice shall be given to the Noteholders. The notice shall specify the day, time and place of meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to or the non-receipt of notice by any of the Noteholders shall not invalidate the proceedings at any meeting.

3. A person (who may, but need not be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman of the meeting ("**Chairman**").

4. At any such meeting two or more persons holding the Notes and/or being proxies and being or representing in the aggregate the holders of not less than five per cent of the Notes for the time being outstanding shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of any such meeting. The quorum at any such meeting for the passing of a Special Resolution shall be two or more persons holding the Notes and/or being proxies and being or representing in the aggregate the holders of not less than 10 per cent of the Notes for the time being outstanding.

5. If within half an hour after the time appointed for any meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned for such period, not being less than fourteen days nor more than twenty-eight days, and to such time and

place, as may be appointed by the Chairman. At such adjourned meeting two or more persons present in person holding the Notes or being proxies (whatever the number of the Notes so held or represented) shall form a quorum and shall have the power to pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6. The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7. At least seven days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting, and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both, on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which the Chairman may be entitled as a Noteholder or as a proxy.

9. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more persons holding one or more Notes or being proxies and being or representing in the aggregate the holders of not less than 10 per cent of the Notes then outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or list or not carried by any particular majority, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. If at any meeting a poll is so demanded, it shall be taken in such manner and, subject as hereinafter provided, either at once or after any adjournment, as the Chairman directs, and the results of such poll shall be deemed to be the resolution as at the date of the taking of the poll of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11. Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12. The Company (through its representatives), and its legal and financial advisers shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless he is a Noteholder or the duly authorised representative of a corporate Noteholder or a duly appointed proxy. Neither the Company nor any subsidiary of the Company shall be entitled to vote in respect of Notes

held by it or on its behalf nor shall the holding of any such Notes count towards a quorum.

13. Subject as provided in paragraph 12 hereof, at any meeting:

(a) on a show of hands every Noteholder who is present in person or (in the case of a corporation) by a duly authorised representative and every person who is a proxy shall have one vote; and

(b) on a poll every Noteholder who is present in person or by proxy as aforesaid shall have one vote in respect of each whole Note.

Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14. A Noteholder is entitled to appoint another person as his proxy or attorney to attend and vote instead of him. Neither a proxy nor an attorney need be a Noteholder.

15. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman, whose decision shall be final and conclusive.

16. A meeting of the Noteholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons by these presents) have the following powers exercisable by Special Resolution, namely:

(a) power to sanction any compromise or arrangement proposed to be made between the Company and the Noteholders or any of them;

(b) power to sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under these presents or otherwise;

(c) power to sanction any proposal by the Company for the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, stock, bonds, debentures, debenture stock or other obligation or securities of the Company or any other body corporate formed or to be formed;

(d) power to assent to any modification of the Conditions which shall be proposed by the Company;

(e) power to authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Special Resolution;

(f) power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under these presents or the Notes;

(g) power to give any authority, direction or sanction which under the provisions of these presents or the Notes is required to be given by Special Resolution; and

(h) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretion which the Noteholders could themselves exercise by Special Resolution.

17. A Special Resolution shall be binding upon all the Noteholders, whether present or not present at such meeting, and each of the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justified the passing thereof.

18. The expression "**Special Resolution**" means a resolution passed at a meeting of the Noteholders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands, or if a poll is duly demanded, by majority consisting of not less than three-fourths of the votes cast on a poll.

19. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if the same are signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted or by the Chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

20. Subject to all other provisions contained in these presents the Directors may, without the consent of the Noteholders, prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Company may at its sole discretion determine, including particularly (but without prejudice to the generality of the foregoing) such regulations as the Company thinks reasonable so as to satisfy itself that persons are in fact Noteholders who purport to requisition a meeting in accordance with paragraph 1 of this schedule 3.

21. To the extent that the provisions of this schedule 3 and any further regulations prescribed by the Company under paragraph 20 of this schedule 3 do not specifically regulate any aspect of meetings of the Noteholders, the equivalent provisions of the Company's constitution for the time being relating to

meetings of holders of Shares shall apply, mutatis mutandis, to meetings of Noteholders as if incorporated herein.